Exhibit 4.2

                         MASTER SPREAD ACCOUNT AGREEMENT

                           dated as of March 1, 1996,

                                      among

                          EMERGENT AUTO HOLDINGS CORP.

                             THE EMERGENT COMPANIES
                               (as defined herein)

                        FINANCIAL SECURITY ASSURANCE INC.

                                       and

                              BANKERS TRUST COMPANY

                    as Trustee and as Spread Account Trustee

                         MASTER SPREAD ACCOUNT AGREEMENT

     MASTER SPREAD ACCOUNT AGREEMENT, dated as of March 1, 1996 (the "Agreement"), by and among EMERGENT AUTO HOLDINGS CORP., a Delaware corporation (the "Seller"), EMERGENT GROUP, INC., a South Carolina corporation ("Emergent Parent"), THE LOAN PRO$, INC., a South Carolina corporation ("Loan Pro$"), Premier Financial Services, Inc., a South Carolina corporation ("Premier") (Emergent Parent, Loan Pro$ and Premier, collectively, the "Emergent Companies"), FINANCIAL SECURITY ASSURANCE INC., a New York stock insurance company ("Financial Security") and BANKERS TRUST COMPANY, a New York banking corporation in its capacities as Trustee under each Pooling and Servicing Agreement referred to below, in such capacity as agent for the Certificateholders with respect to the related Series (the "Trustee") and as Spread Account Trustee (as defined below).

                                    RECITALS

     1. Emergent Auto Receivables Trust, 1996-A (the "Series 1996-A Trust") was formed pursuant to a Pooling and Servicing Agreement, dated as of March 1, 1996 (the "Series 1996-A Pooling and Servicing Agreement"), among Prudential Securities Secured Financing Corporation as depositor (the "Depositor"), Emergent Parent as servicer (the "Servicer") and the Trustee, as Trustee and as Backup Servicer.

     2. Pursuant to the Series 1996-A Pooling and Servicing Agreement, the Depositor sold to the Series 1996-A Trust all of its right, title and interest in and to the Receivables and certain other Trust Property in exchange for the Series 1996-A Certificates.

     3. Pursuant to the Series 1996-A Unaffiliated Seller's Agreement, the Seller sold to the Depositor all of its right, title and interest in and to the Receivables and certain other Trust Property.

     4. The Seller requested that Financial Security issue the Series 1996-A Policy to the Trustee to guarantee payment of the Guaranteed Distributions (as defined in such Policy) on each Distribution Date in respect of the Series 1996-A Certificates.

     5. In partial consideration of the issuance of the Series 1996-A Policy, the Seller has agreed that Financial Security shall have certain rights as Controlling Party, to the extent set forth herein with respect to the Series 1996-A Trust.

     6. The Seller is a jointly-owned special purpose subsidiary of Loan Pro$ and Premier and is the agent of the Reversionary Holders.

     7. In order to secure the performance of the Obligations, the Seller, in its capacity as the agent of the Reversionary Holders and initial Reversionary Holder, has agreed to assign to the Spread Account Trustee the Property for the

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benefit of  Financial  Security and for the benefit of the Trustees on behalf of the Trusts, upon the terms and conditions set forth herein.

     8. It is contemplated that the Servicer may enter into one or more additional Pooling and Servicing Agreements with the Trustee pursuant to which the Depositor will sell all of its right, title and interest in pools of Receivables, and that Financial Security in its discretion may issue additional Policies with respect to certain guaranteed distributions on the corresponding additional Series of Certificates. In connection with any such issuance of additional Policies, it is contemplated that Financial Security will obtain certain Controlling Party rights with respect to the related Series, and that, in connection with each such additional Series, the parties hereto will enter into a Series Supplement hereto pursuant to which the Seller will assign, or cause to be assigned, additional Property pursuant to the terms hereof.

                               A G R E E M E N T S

     In consideration of the premises, and for other good and valuable consideration, the adequacy, receipt and sufficiency of which are hereby acknowledged the parties hereto agree as follows:

                                   ARTICLE I.

                                   DEFINITIONS

     Section 1.01. Definitions. Unless defined in this Agreement, capitalized terms used in this Agreement shall have the meaning given such terms in the applicable Series Pooling and Servicing Agreement or Series Supplement, as identifiable from the context in which such term is used. The following terms shall have the following respective meanings:

     "Authorized Officer" means, (i) with respect to Financial Security, the Chairman of the Board, the President, the Executive Vice President or any Managing Director of Financial Security, (ii) with respect to the Trustees or the Spread Account Trustee, any Responsible Officer thereof, (iii) with respect to the Emergent Companies, the President, any Vice President or Treasurer thereof and (iv) with respect to the Seller, the President, any Vice President or Treasurer thereof.

     "Certificate" means any "certificates" or "notes" issued under a Pooling and Servicing Agreement.

     "Collection Account" means the Collection Account applicable to any Series, as specified in the related Pooling and Servicing Agreement.

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     "Controlling Party" means with respect to a Series, at any time, the Person designated  as the  Controlling  Party at such time  pursuant  to  Section  6.01 hereof.

     "Deemed Cured" means, as of a Determination Date, with respect to a Trigger Event that has occurred with respect to a Series, that no Trigger Event with respect to such Series shall have occurred as of such Determination Date or as of any of the three consecutively preceding Determination Dates.

     "Default" means with respect to any Series, at any time, (i) if Financial Security is then the Controlling Party with respect to such Series, any Insurance Agreement Event of Default with respect to such Series, and (ii) if the Trustee is then the Controlling Party with respect to such Series, any Servicer Termination Event with respect to such Series.

     "Delinquency Claim Date" means, with respect to any Distribution Date, the fourth Business Day preceding such Distribution Date.

     "Depositor" means, with respect to the Series 1996-A Certificates, Prudential Securities Secured Financing Corporation, a Delaware corporation and, with respect to any other Series, the Person named as "Depositor" in the related Series Supplement.

     "Designated Parties" means Financial Security and the Trustee.

     "Final Termination Date" means, with respect to a Series, the date that is the later of (i) the Insurer Termination Date with respect to such Series and
(ii) the Trustee Termination Date with respect to such Series.

     "Financial Security Default" means, with respect to any Series, any one of the following events shall have occurred and be continuing:

          (a) Financial Security shall have failed to make a payment required under the related Policy;

          (b) Financial Security shall have (i) filed a petition or commenced any case or proceeding under any provision or chapter of the United States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization, (ii) made a general assignment for the benefit of its creditors, or (iii) had an order for relief entered against it under the United States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization which is final and nonappealable; or

          (c) a court of competent jurisdiction, the New York Department of Insurance or other competent regulatory authority shall have entered a final and nonappealable order, judgment or decree (i) appointing a custodian, trustee, agent or receiver for Financial Security or for all or


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     any  material  portion of its  property or (ii)  authorizing  the taking of possession by a custodian, trustee, agent or receiver of Financial Security (or the taking of possession of all or any material portion of the property of Financial Security.)

     "Guaranteed Distribution" shall have the meaning set forth in the related Policy.

     "Initial Principal Amount" means $16,107,339.72 with respect to Series 1996-A.

     "Initial Spread Account Deposit" means $1,288,587.18 for Series 1996-A.

     "Insurance Agreement" means, with respect to any Series, the Insurance and Indemnity Agreement among Financial Security, the Emergent Companies and the Seller and such other parties as may be named therein, pursuant to which Financial Security issued a Policy to the Trustee.

     "Insurer Obligations" means, with respect to a Series, all amounts and obligations which may at any time be owed to or on behalf of Financial Security (or any agents, accountants or attorneys for Financial Security) under the Insurance Agreement related to such Series or under any Transaction Document in respect of such Series, regardless of whether such amounts are owed now or in the future, whether liquidated or unliquidated, contingent or non-contingent.

     "Insurer Termination Date" means, with respect to any Series, the date which is the latest of (i) the date of the expiration of all Policies issued in respect of such Series, (ii) the date on which Financial Security shall have received payment and performance in full of all Insurer Obligations with respect to such Series and (iii) the latest date on which any payment referred to above could be avoided as a preference or otherwise under the United States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization, as specified in an Opinion of Counsel delivered by the Seller to the Spread Account Trustee and the Trustee.

     "Interests" means, with respect to the Series 1996-A Certificates, the interests and Liens in the Series 1996-A Property granted pursuant to Section
2.03 hereof, and, with respect to any other Series, the interests and Liens in the related Property granted pursuant to the related Series Supplement.

     "Non-Controlling Party" means with respect to a Series at any time, the Designated Party that is not the Controlling Party at such time.

     "Obligations" means, with respect to each Series the Insurer Obligations with respect to such Series and the Trustee Obligations with respect to such Series.


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     "Opinion of Counsel" means a written opinion of counsel  acceptable,  as to form, substance and issuing counsel, to the Controlling Party.

     "Policy"   means  the  Series  1996-A  Policy  and  any  insurance   policy
subsequently issued by Financial Security with respect to a Series.

     "Pooling and Servicing Agreement" means, with respect to the Series 1996-A Certificates, the Series 1996-A Pooling and Servicing Agreement and, for each other Series created pursuant to a Pooling and Servicing Agreement, the "Pooling and Servicing Agreement" or the "Indenture" related to such Series, as identified on the related Series Supplement.

     "Property" means the Series 1996-A Property, and with respect to any other Series, all collateral delivered hereunder with respect to each of such Series, as specified in the related Series Supplement.

     "Requisite Amount" means, with respect to Series 1996-A as of any Determination Date after giving effect to any Principal Distribution to be made on the related Distribution Date, the greater of (a) the lesser of (i) 3% of the sum of the initial Class A Certificate Balance and the Class B Certificate Balance and (ii) the greater of (A) the sum of the then current Class A Certificate Principal Balance and the then current Class B Certificate Balance, and (B) $100,000 and (b) (i) if no Trigger Event shall exist as of such Determination Date, and no Insurance Agreement Event of Default shall have occurred as of such Determination Date, 10% of the Certificate Balance; (ii) if a Trigger Event shall have occurred as of such Determination Date (and until such Trigger Event is Deemed Cured) and no Insurance Agreement Event of Default shall have occurred as of such Determination Date, 15% of the Certificate Balance; or (iii) if an Insurance Agreement Event of Default shall have occurred as of such Determination Date, an unlimited amount. "Requisite Amount", with respect to any other Series, shall have the meaning set forth in the related Series Supplement.

     "Reversionary Holder" has the meaning set forth in Section 2.01 hereof.

     "Series 1996-A Certificates" means the Series of Certificates issued pursuant to the Series 1996-A Pooling and Servicing Agreement.

     "Series 1996-A Property" has the meaning specified in Section 2.03(a) hereof.

     "Series 1996-A Insurance Agreement" means the Insurance Agreement related to the Series 1996-A Certificates.

     "Series 1996-A Obligations" means the Obligations related to the Series 1996-A Certificates.


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

     "Series 1996-A Pooling and Servicing Agreement" means the Pooling and Servicing Agreement, dated as of the date hereof, among Prudential Securities Secured Financing Corporation, as Depositor, Emergent Parent, as Servicer, and the Trustee, as Trustee and Backup Servicer, as such agreement may be supplemented, amended or modified from time to time.

     "Series  1996-A  Reversionary  Holder" has the meaning set forth in Section
2.01 hereof.

     "Series of Certificates" or "Series" means the Series 1996-A Certificates or, as the context may require, any other series of Certificates issued as described in Section 2.02 hereof, or collectively, all such series.

     "Series Supplement" means a supplement hereto executed by the parties hereto in accordance with Section 2.02 hereof.

     "Spread Account" has the meaning specified in Section 3.01(a) hereof.

     "Spread Account Eligible Investments" means Eligible Investments held by the Spread Account Trustee in a Spread Account and with respect to which (a) the Spread Account Trustee has noted the Secured Parties' interest therein on its books and records, and (b) either (i) such investments are in the possession of the Spread Account Trustee, or (ii) the Spread Account Trustee has, with respect to investments comprised of securities, purchased such securities for value in good faith without notice of any adverse claim thereto, and which securities (A) if certificated and in bearer form, have been delivered to the Spread Account Trustee, or if in registered form, have been issued or endorsed to the Spread Account Trustee or in blank, (B) if uncertificated, the transfer of which is registered on the books of the issuer, or (C) have been transferred (x) through acquisition or possession by a financial intermediary of a certificated security specifically indorsed to or issued in the name of the Spread Account Trustee, or
(y) through confirmation by a financial intermediary (not a clearing corporation) of the Spread Account Trustee's purchase of a certificated security and appropriate identification of its interest in the records of such intermediary, or (z) through the making of appropriate entries to the Spread Account Trustee's (or its designee's) account on the books of a clearing corporation in accordance with Section 8-320 of the applicable Uniform Commercial Code. Any such Spread Account Eligible Investment may be purchased by or through the Spread Account Trustee or any of its affiliates.

     "Spread Account Shortfall" means, with respect to any Series and any Distribution Date, the excess, if any, of (1) the Requisite Amount for such Series as of such Distribution Date, over (2) the amount on deposit in the related Spread Account after making any withdrawals therefrom required by priority FOURTH of Section 3.03(b) hereof.

     "Spread Account Trustee" means, initially, Bankers Trust Company in its capacity as Spread Account Trustee on behalf of the Designated Parties, including its successors in interest, until a successor Person shall have become


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the Spread  Account  Trustee  pursuant to Section  4.05 hereof,  and  thereafter
"Spread Account Trustee" shall mean such successor Person.

     "Spread Account Trustee Fee" means the monthly fee payable on each Distribution Date to the Spread Account Trustee for services rendered by it as agreed upon in a side letter between the Spread Account Trustee and Emergent Parent.

     "Stock Pledge Agreement" means the Stock Pledge and Collateral Agency Agreement, dated as of March 1, 1996, among the Emergent Companies, Financial Security and the Spread Account Trustee.

     "Transaction Documents" means, with respect to a Series, this Agreement, each of the Pooling and Servicing Agreement, the Insurance Agreement, the Indemnification Agreement, the Unaffiliated Seller's Agreement, the Purchase Agreement and the Stock Pledge Agreement related to such Series.

     "Trigger Event" means, with respect to Series 1996-A, as of any Determination Date with respect to Series 1996-A that any one of the following events shall have occurred and shall not have terminated: (a) the Average Delinquency Ratio as of such Determination Date is equal to or greater than 18%; or (b) the Average Default Rate as of such Determination Date is equal to or greater than 30%; or (c) the Average Net Loss is equal to or greater than 10%. A Trigger Event will be deemed to have terminated as of a Determination Date if as of each of the two most recent Determination Dates and the current Determination Date no event constituting a Trigger Event shall exist.

     "Trust" means a trust formed pursuant to a Pooling and Servicing Agreement.

     "Trust Property" with respect to any Series means the property held in the estate of the Trust formed pursuant to the related Pooling and Servicing Agreement.

     "Trustee" means with respect to any Series, the Trustee named in the related Pooling and Servicing Agreement.

     "Trustee Obligations" means, with respect to a Series, the amount of all related Deficiency Claim Amounts requested from the Spread Account Trustee under the related Pooling and Servicing Agreement, together with all other amounts and obligations which the Emergent Companies or the Seller may at any time owe to or on behalf of the Trustee, the Trust or the Certificateholders under the Unaffiliated Seller's Agreement with respect to such Series or the Purchase Agreement with respect to such Series.

     "Trustee Termination Date" means, with respect to any Series, the date which is the latest of (i) the date on which the Trustee shall have received, as Trustee for the holders of the Certificates of such Series, payment and performance in full of all Trustee Obligations arising out of or relating to


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such  Series  and  (ii)  the  date on  which  all  payments  in  respect  of the
Certificates shall have been made and the related Trust shall have been terminated pursuant to the terms of the related Pooling and Servicing Agreement and (iii) the latest date on which any payment referred to above could be avoided as a preference or otherwise under the United States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization, as specified in an Opinion of Counsel delivered to the Spread Account Trustee and the Trustee.

     "Underwriting   Agreement"   means,   with  respect  to  any  Series,   the
Underwriting Agreement between the Depositor and the Underwriter named therein.

     "Unearned Interest" means, with respect to any Receivable as of any Determination Date, all interest on such Receivable which is unpaid as of such Determination Date, whether or not such interest is due.

     "Uniform Commercial Code" or "UCC" means the Uniform Commercial Code in effect in the relevant jurisdiction, as the same may be amended from time to time.

     "Unreimbursed Amounts" has the meaning specified in Section 3.03(b) hereof.

     Section 1.02. Rules of Interpretation. The terms "hereof," "herein" or "hereunder," unless otherwise modified by more specific reference, shall refer to this Agreement in its entirety. Unless otherwise indicated in context, the terms "Article," "Section," "Appendix," "Exhibit" or "Annex" shall refer to an Article or Section of, or Appendix, Exhibit or Annex to, this Agreement. The definition of a term shall include the singular, the plural, the past, the present, the future, the active and the passive forms of such term. A term defined herein and used herein preceded by a Series designation, shall mean such term as it relates to the Series designated.

                                   ARTICLE II.

             REVERSIONARY HOLDERS; SERIES SUPPLEMENTS; THE PROPERTY

     Section 2.01. Reversionary Holders. It is anticipated that, pursuant to each Pooling and Servicing Agreement, at least two classes of securities will be issued; a senior class, with respect to which certain distributions will be insured by Financial Security, and a subordinate class, with respect to which all or certain distributions thereon will be deposited into the Spread Account prior to such distributions being distributed to the Holders of such subordinate class. With respect to any Series, the Holders of the subordinate class which will ultimately be entitled to receive distributions of amounts released from the Spread Account are the "Reversionary Holders". To the extent that any future Pooling and Servicing Agreement is styled as an indenture pursuant to which the


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securities  issued  thereunder  are in the form of debt, the Seller shall be the
Reversionary   Holder,   unless  otherwise   specified  in  the  related  Series
Supplement. The "Reversionary Holders" with respect to the Series 1996-A Certificates are the Holders of the "Class C Certificates" issued pursuant to the Series 1996-A Pooling and Servicing Agreement (the "1996-A Reversionary Holders").

     It is intended by the parties hereto, including the Seller in its capacity as the agent of the Reversionary Holders, that the Property shall constitute property held in trust by the Spread Account Trustee, to provide for the payment of the Obligations, and that such Property and any property rights appurtenant thereto shall vest in the related Reversionary Holder only when such Property is released to such Reversionary Holders in accordance with Section 3.03(b) hereof.

     Notwithstanding the foregoing, each Reversionary Holder may treat the deposit of the related Property into the related Spread Account as the receipt by such Reversionary Holder of such Property for federal and state income taxes, as may be required by law.

     Each Pooling and Servicing Agreement shall provide that the Seller, whether or not the Seller is the initial Reversionary Holder, shall be deemed to be the agent of the related Reversionary Holders for the purpose of perfecting the Spread Account Trustee's Interest in the related Property. Each Pooling and Servicing Agreement shall additionally provide that the Reversionary Holders agree, by their acceptance of the related subordinate class of securities, to execute and deliver such instruments of conveyance, assignment, grant, confirmation, etc., as well as any financing statements, in each case, as the Controlling Party shall consider reasonably necessary in order to perfect the Spread Account Trustee's Interest in the related Property

     Section 2.02. Series Supplements. The parties hereto agree that the Seller and the Emergent Companies will have the option to enter into a Series Supplement hereto with respect to each Series of Certificates, the Secured Obligations with respect to which are to be secured by Collateral held pursuant to the provisions of this Agreement. The parties will enter into a Series Supplement only if the following conditions shall have been satisfied:

          (i) The Depositor shall have sold Receivables to a Trust, or shall have pledged such Receivables to the Trustee, pursuant to a Pooling and Servicing Agreement;

          (ii) Financial Security shall have issued a Policy in respect of the Guaranteed Distributions on the Series of senior Certificates issued pursuant to such Pooling and Servicing Agreement; and

          (iii) Pursuant to the related Series Supplement the related Collateral specified herein shall be administered by the Spread Account Trustee substantially on the terms set forth in Section 2.03 hereof.

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

     Section 2.03. Creation and Grant of Interest by the Seller and the Emergent Companies in the Series 1996-A Property.

     (a) For the purpose of providing for the payment, when due of the Series 1996-A Obligations and the Obligations with respect to each other Series, to the extent provided herein, the Seller as the agent of the 1996-A Reversionary Holders (and the Emergent Companies, to the extent it may have any rights therein) hereby pledges, assigns, grants, transfers and conveys to the Spread Account Trustee, on behalf of and for the benefit of the Designated Parties to secure the Obligations with respect to each Series, all of its right, title and interest in and to the following (all being collectively referred to herein as the "Series 1996-A Property" and constituting Property hereunder):

          (i) the amounts distributed to the Series 1996-A Spread Account pursuant to Section 5.5(b)(vi) of the Series 1996-A Pooling and Servicing Agreement and all rights and remedies that the Seller may have to enforce payment of such amounts whether under the Series 1996-A Pooling and Servicing Agreement or otherwise;

          (ii) the Series 1996-A Spread Account established  pursuant to Section
     3.01 hereof, (including, without limitation, the Initial Spread Account Deposit related thereto and all additional monies, securities, investments and other documents from time to time held in or evidencing such Accounts);

          (iii) all of the Seller's right, title and interest, in its capacity as the 1996-A Reversionary Holder, in and to investments made with proceeds of the property described in clauses (i) and (ii) above, or made with amounts on deposit in the Series 1996-A Spread Account; and

          (iv) all distributions, revenues, products, substitutions, benefits, profits and proceeds, in whatever form, of any of the foregoing.

     (b) In order to effectuate the provisions and purposes of this Agreement, including for the purpose of perfecting the interests granted hereunder, the Seller, on behalf of itself and as the agent of the 1996-A Reversionary Holders (and the Emergent Companies, to the extent it may have any rights therein), represents and warrants that it has, prior to the execution of this Agreement, executed and filed an appropriate Uniform Commercial Code financing statement in South Carolina sufficient to assure that the Spread Account Trustee, as agent for the Secured Parties, has a first priority perfected security interest in all Series 1996-A Property which can be perfected by the filing of a financing statement.

     Section 2.04. Priority of Interest. The Seller, on behalf of itself and as the agent of the 1996-A Reversionary Holders, (and the Emergent Companies, to the extent it may have any rights in the Property) intends the interests in favor of the Designated Parties to be prior to all other Liens in respect of the Property, and the Seller, on behalf of itself and as agent for the 1996-A
Reversionary Holders, and the Emergent Companies shall take all actions necessary to obtain and maintain, in favor of the Spread Account Trustee, for the benefit of the Designated Parties, a first lien on and a first priority, perfected security interest in the Property. Subject to the provisions hereof specifying the rights and powers of the Controlling Party from time to time to control certain specified matters relating to the Property, each Designated Party shall have all of the rights, remedies and recourse with respect to the Property afforded a secured party under the Uniform Commercial Code, and all other applicable law in addition to, and not in limitation of, the other rights, remedies and recourse granted to such Designated Parties by this Agreement or any other law relating to the creation and perfection of liens on, and security interests in, the Property.

     Section 2.05. Seller and the Emergent Companies Remain Liable. The Interests have been created to establish a trust fund to secure the payment of the Obligations and shall not (i) transfer or in any way affect or modify, or relieve either the Seller, the Reversionary Holders, or the Emergent Companies from, any obligation to perform or satisfy, any term, covenant, condition or agreement to be performed or satisfied by the Seller, the Reversionary Holders, or the Emergent Companies under or in connection with this Agreement, the Insurance Agreement or any other Transaction Document to which it is a party or
(ii) impose any obligation on any of the Designated Parties or the Spread Account Trustee to perform or observe any such term, covenant, condition or agreement or impose any liability on any of the Designated Parties or the Spread Account Trustee for any act or omission on its part relative thereto or for any breach of any representation or warranty on its part contained therein or made in connection therewith, except, in each case, to the extent provided herein and in the other Transaction Documents.

     Section 2.06. Maintenance of Property.

     (a) Safekeeping. The Spread Account Trustee agrees to maintain the Property received by it (or evidence thereof, in the case of book-entry securities in the name of the Spread Account Trustee) and all records and documents relating thereto at the office of the Spread Account Trustee specified in Section 8.06 hereof or such other address within the State of New York (unless all filings have been made to continue the perfection of the security interest in the Property to the extent such security interest can be perfected by filing a financing statement, as evidenced by an Opinion of Counsel delivered to the Controlling Party), as may be approved by the Controlling Party. The Spread Account Trustee shall keep all Property and related documentation in its possession separate and apart from all other property that it is holding in its possession and from its own general assets and shall maintain accurate records pertaining to the Spread Account Eligible Investments and Spread Accounts included in the Property in such a manner as shall enable the Designated Parties to verify the accuracy of such record-keeping. The Spread Account Trustee's books and records shall at all times show that the Property is held by the Spread Account Trustee as agent of the Designated Parties in a trust capacity and is not the property of the Spread Account Trustee. The Spread Account Trustee will promptly report to each Designated Party, the Reversionary Holders and the Seller any failure on its part to hold the Property as provided in this
Section 2.06(a) and will promptly take appropriate action to remedy any such failure.

     (b) Access. The Spread Account Trustee shall permit each of the Designated Parties, the Reversionary Holders or their respective duly authorized representatives, attorneys, auditors or designees, to inspect the Property in the possession of or otherwise under the control of the Spread Account Trustee pursuant hereto at such reasonable times during normal business hours as any such Designated Party or such Reversionary Holders may reasonably request upon not less than one Business Day's prior written notice. The costs and expenses associated with any such inspection will be paid by the party making such inspection.

     Section 2.07. Termination and Release of Rights.

     (a) On the Insurer Termination Date relating to a Series, the rights, remedies, powers, duties, authority and obligations conferred upon Financial Security pursuant to this Agreement in respect of the Property related to such Series (and, to the extent provided herein, in respect of Property related to other Series) shall terminate and be of no further force and effect and all rights, remedies, powers, duties, authority and obligations of Financial Security with respect to such Property shall be automatically released; provided that any indemnity provided to or by Financial Security herein shall survive such Insurer Termination Date. If Financial Security is acting as Controlling Party with respect to a Series on the related Insurer Termination Date, Financial Security agrees, at the expense of the Seller, to execute and deliver such instruments as the successor Controlling Party may reasonably request to effectuate such release, and any such instruments so executed and delivered shall be fully binding on Financial Security and any Person claiming by, through or under Financial Security.

     (b) On the Trustee Termination Date related to a Series, the rights, remedies, powers, duties, authority and obligations, if any, conferred upon the Trustee pursuant to this Agreement in respect of the Property related to such Series (and, to the extent provided herein, in respect of Property related to other Series) shall terminate and be of no further force and effect and all such rights, remedies, powers, duties, authority and obligations of the Trustee with respect to such Property shall be automatically released; provided that any indemnity provided to the Trustee herein shall survive such Trustee Termination Date. If the Trustee is acting as Controlling Party with respect to a Series on the related Trustee Termination Date, the Trustee agrees, at the expense of the Seller, to execute and deliver such instruments as the Seller may reasonably request to effectuate such release, and any such instruments so executed and delivered shall be fully binding on the Trustee.

     (c) On the Final Termination Date with respect to a Series, the rights, remedies, powers, duties, authority and obligations conferred upon the Spread Account Trustee and each Designated Party pursuant to this Agreement shall terminate and be of no further force and effect and all rights, remedies, powers, duties, authority and obligations of the Spread Account Trustee and each Designated Party with respect to the Property related to such Series (and, to the extent provided herein, in respect of Property related to other Series) shall be automatically released, subject to the application of such amounts for indemnity payments and all amounts due and payable hereunder. On the Final Termination Date with respect to a Series, the Spread Account Trustee agrees, and each Designated Party agrees, at the expense of the Seller, to execute such instruments of release, in recordable form if necessary, in favor of the Seller as the Seller may reasonably request, to deliver any Property in its possession to the Seller or as otherwise provided on the related Pooling and Servicing Agreement, and to otherwise release the Property related to such Series to the Seller or as otherwise provided on the related Pooling and Servicing Agreement.

     Section 2.08. Non-Recourse Obligations of Seller and the Emergent Companies. Notwithstanding anything herein or in the other Transaction Documents to the contrary, the parties hereto agree that the obligations of the Seller (to the extent that the Seller is a Reversionary Holder) hereunder shall be recourse only to the extent of amounts released pursuant to priority SEVENTH of Section 3.03(b) hereof and retained by the Seller in accordance with the next sentence. The Seller agrees that it shall not declare or make payment of (i) any dividend or other distribution on or in respect of any shares of its capital stock or
(ii) any payment on account of the purchase, redemption, retirement or acquisition of (x) any shares of its capital stock or (y) any option, warrant or other right to acquire shares of its capital stock, unless (in each case) at the time of such declaration or payment (and after giving effect thereto) no amount payable by Seller under any Transaction Document is then due and owing but unpaid. Nothing contained herein shall be deemed to limit the rights of the Certificateholders, or any Reversionary Holder other than the Seller, under any other Transaction Document.

                                  ARTICLE III.

                                 SPREAD ACCOUNTS

     Section 3.01. Establishment of Spread Accounts; Initial Deposits into Spread Accounts.

     (a) On or prior to the Closing Date relating to Series 1996-A, the Spread Account Trustee shall establish with respect to such Series, at its office or at another depository institution or trust company an Eligible Account, designated, "Spread Account - Series 1996-A - Bankers Trust Company, as Spread Account Trustee for Financial Security Assurance Inc. and another Designated Party" (the "Spread Account", and, with respect to the Series 1996-A Certificates, the "Series 1996-A Spread Account"). All Spread Accounts established under this
Agreement from time to time shall be maintained at the same depository institution or trust company (which depository institution or trust company may be changed from time to time in accordance with this Agreement). If any Spread Account established with respect to a Series ceases to be an Eligible Account, the Spread Account Trustee shall establish or cause to be established, within five Business Days, establish a new Eligible Account for such Series.

     (b) No withdrawals may be made of funds in any Spread Account except as provided in Section 3.03 of this Agreement. Except as specifically provided in this Agreement, funds in a Spread Account established with respect to a Series shall not be commingled with funds in a Spread Account established with respect to another Series or with any other moneys. All moneys deposited from time to time in such Spread Account and all investments made with such moneys shall be held by the Spread Account Trustee as part of the Property with respect to such Series.

     (c) On the Closing Date with respect to a Series, the Spread Account Trustee shall deposit the Initial Spread Account Deposit with respect to such Series, if any, received by the Spread Account Trustee into the related Spread Account.

     (d) Each Spread Account shall be separate from each Trust and amounts on deposit therein will not constitute a part of the Trust Property of any Trust. Each Spread Account shall be maintained by the Spread Account Trustee at all times separate and apart from any other account of the Seller, the Emergent Companies, the Servicer or the Trust. All income or loss on investments of funds in any Spread Account shall be reported by the Reversionary Holder as taxable income or loss of such Reversionary Holder.

     Section 3.02. Investments.

     (a) Funds which may at any time be held in the Spread Account established with respect to a Series shall be invested and reinvested by the Spread Account Trustee, at the written direction (which may include, subject to the provisions hereof, general standing instructions) of the Seller (unless a Default shall have occurred and be continuing, in which case at the written direction of the Controlling Party) or its designee (as designated in writing by the Seller) received by the Spread Account Trustee by 1:00 P.M. New York City time on the Business Day prior to the date on which such investment shall be made, in one or more Spread Account Eligible Investments in the manner specified in Section 3.02(c) hereof. If no written direction with respect to any portion of such Spread Account is received by the Spread Account Trustee, the Spread Account Trustee shall invest such funds overnight in such Eligible Investments specified in clause (v) of the definition thereof, provided that the Spread Account Trustee shall not be liable for any loss or absence of income resulting from such investments.

     (b) Each investment made pursuant to this Section 3.02 on any date shall mature not later than the Business Day immediately preceding the Distribution Date next succeeding the day such investment is made, except that any investment made on the day preceding a Distribution Date shall mature on such Distribution Date; provided that any investment of funds in any Spread Account maintained with the Spread Account Trustee (which shall be qualified as a Spread Account Eligible Investment) in any investment as to which the Spread Account Trustee is the obligor, if otherwise qualified as an Eligible Investment (including any repurchase agreement on which the Spread Account Trustee in its commercial capacity is liable as principal) may mature on the Distribution Date next succeeding the date of such investment.

     (c) Subject to the other provisions hereof, the Spread Account Trustee shall have sole control over each such investment and the income thereon, and any certificate or other instrument evidencing any such investment, if any, shall be delivered directly to the Spread Account Trustee or its agent, together with each document of transfer, if any, necessary to transfer title to such investment to the Spread Account Trustee in a manner which complies with Section
2.06 hereof and the requirements of the definition of "Spread Account Eligible Investments."

     (d) If amounts on deposit in any Spread Account are at any time invested in a Spread Account Eligible Investment payable on demand, the Spread Account Trustee shall (i) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Spread Account Eligible Investment is permitted to mature under the provisions hereof and (ii) demand payment of all amounts due thereunder promptly upon receipt of written notice from the Controlling Party to the effect that such investment does not constitute a Spread Account Eligible investment.

     (e) All moneys on deposit in a Spread Account together with any deposits or securities in which such moneys may be invested or reinvested, and any gains from such investments, shall constitute Property hereunder with respect to the related Series subject to the Interests of the Designated Parties.

     (f) Subject to Section 4.03 hereof, the Spread Account Trustee shall not be liable by reason of any insufficiency in any Spread Account resulting from any loss on any Eligible Investment included therein except for losses attributable to the Spread Account Trustee's failure in its commercial capacity to make payments on Eligible Investments as to which the Spread Account Trustee, in its commercial capacity, is obligated.

     Section 3.03. Distributions; Priority of Payments.

     (a) On or before each Delinquency Claim Date with respect to any Series, the Spread Account Trustee will make the following calculations on the basis of information (including, without limitation, the amount of any Deficiency Claim Amount with respect to any Series) received pursuant to Section 4.9 (or other section referenced in the related Series Supplement) of the Pooling and Servicing Agreement, with respect to each such Series from the Servicer thereunder; provided, however, that if the Spread Account Trustee receives notice from Financial Security of the occurrence of an Insurance Agreement Event of Default with respect to any Series, such notice shall be determinative for the purposes of determining the Requisite Amount for such Series:

          first, determine the amounts to be on deposit in the respective Spread Accounts (taking into account amounts to be deposited into the related Spread Accounts) on the next succeeding Distribution Date which will be available to satisfy any Deficiency Claim Amount;

          second, determine (i) the amounts, if any, to be distributed from each Spread Account related to each Series with respect to which there exists a Deficiency Claim Amount and (ii) whether, following distribution from the related Spread Accounts to the respective Trustees for deposit into the respective Collection Accounts with respect to which there exists a Deficiency Claim Amount, a Deficiency Claim Amount will continue to exist with respect to one or more Series;

          third, if a Deficiency Claim Amount will continue to exist with respect to one or more Series following the distributions from the related Spread Accounts contemplated by paragraph second above, determine the amount, if any, to be distributed to the Trustee with respect to each Series from unrelated Spread Accounts in respect of such Deficiency Claim Amount(s). This determination shall be made in accordance with the distribution priority scheme set forth in Section 3.03(b) below.

     On such Delinquency Claim Date related to a Series, the Spread Account Trustee shall deliver a certificate to each Trustee in respect of which the Spread Account Trustee has received a Deficiency Notice stating the amount, if any, to be distributed to such Trustee on the next Distribution Date in respect of such Deficiency Claim Amount.

     (b) On each Distribution Date, following the deposit into the respective Spread Accounts of the amounts required to be deposited therein pursuant to the respective Pooling and Servicing Agreements and if the Trustee has received a Deficiency Notice with respect to one or more such Series, or with respect to priority SEVENTH below to the extent the amount referred to therein is due and owing, the Spread Account Trustee shall make the following distributions in the following order of priority:

          FIRST, if with respect to any Series there exists a Deficiency Claim Amount, from the Spread Account related to such Series, to the Trustee for deposit in the related Collection Account the amount of such Deficiency Claim Amount;

          SECOND, if with respect to any Series there continues to exist a Deficiency Claim Amount after deposit into the Collection Account of amounts distributed pursuant to priority FIRST of this Section 3.03(b), from amounts, if any, on deposit in each unrelated Spread Account in excess of the related Requisite Amount, an amount in the aggregate up to the aggregate of the Deficiency Claim Amounts for all Series, for deposit in the respective Collection Accounts pro rata in accordance with the respective Deficiency Claim Amounts;

          THIRD, if with respect to any Series there continues to exist a Deficiency Claim Amount after deposit into the Collection Account of amounts distributed pursuant to priorities FIRST and SECOND, from each unrelated Spread Account pro rata in accordance with amounts on deposit therein, an amount up to the aggregate of the remaining Deficiency Claim Amounts for all Series, to the respective Trustees for deposit in the respective Collection Accounts with respect to which there continue to exist Deficiency Claim Amounts.

          FOURTH, if with respect to one or more Series there exists a Spread Account Shortfall, from amounts, if any, (1) on deposit in each Spread Account in excess of the related Requisite Amount; or (2) on deposit in any Spread Account with respect to which the Final Termination Date shall have occurred on such Distribution Date or a prior Distribution Date, an amount in the aggregate up to the aggregate of the Spread Account Shortfalls for all Series for deposit into each Spread Account pro rata in accordance with the respective Spread Account Shortfalls.

          FIFTH, if with respect to one or more Series, amounts have been withdrawn from the related Spread Account pursuant to priority THIRD of this Section 3.03(b) on such Distribution Date and/or prior Distribution Dates and such amounts have not been redeposited in full into such Spread Account pursuant to this priority FIFTH (such amounts in the aggregate for a Series "Unreimbursed Amounts"), from amounts, if any, (1) on deposit in each Spread Account in excess of the related Requisite Amount; or (2) on deposit in any Spread Account with respect to which the Final Termination Date shall have occurred on such Distribution Date or a prior Distribution Date, an amount up to the aggregate of the Unreimbursed Amounts for all such Series for deposit into each Spread Account with respect to which there exist Unreimbursed Amounts pro rata in accordance with the respective Unreimbursed Amounts.

          SIXTH, if any amounts are owed to the Trustee, Spread Account Trustee or Backup Servicer for reasonable out-of-pocket expenses in connection with the administration of the Trust, including the expenses incurred in the transition to a successor Servicer and such amounts have not been paid, then from amounts (if any) on deposit in the related Spread Account, an amount up to the amount so owed, to be paid to the Trustee, the Spread Account Trustee and the Backup Servicer; and

          SEVENTH, any funds in a Spread Account in excess of the applicable Requisite Amount and any funds in a Spread Account with respect to a Series for which the Final Termination Date shall have occurred after distribution pursuant to priorities FIRST through SIXTH will be released to the Reversionary Holders, as provided in the related Pooling and Servicing Agreement (or if the related Pooling and Servicing Agreement does not so provide, to the Seller) free and clear of the Lien established hereunder.

     Section 3.04. General Provisions Regarding Spread Accounts.

     (a) Promptly upon the establishment (initially or upon any relocation) of a Spread Account hereunder, the Spread Account Trustee shall advise the Seller and each Designated Party in writing of the name and address of the depository institution or trust company where such Spread Account has been established (if not Bankers Trust Company or any successor Spread Account Trustee in its commercial banking capacity), the name of the officer of the depository institution who is responsible for overseeing such Spread Account, the account number and the individuals whose names appear on the signature cards for such Spread Account. The Seller shall cause each such depository institution or trust company to execute a written agreement, in form and substance satisfactory to the Controlling Party, waiving, and the Spread Account Trustee by its execution of this Agreement hereby waives (except to the extent expressly provided herein), in each case to the extent permitted under applicable law, (i) any banker's or other statutory or similar Lien, and (ii) any right of set-off or other similar right under applicable law with respect to such Spread Account and any other Spread Account and agreeing, and the Spread Account Trustee by its execution of this Agreement hereby agrees, to notify the Seller, the Spread Account Trustee, and each Designated Party of any charge or claim against or with respect to such Spread Account of which a Responsible Officer of the Trustee has actual knowledge. The Spread Account Trustee shall give the Seller and each Designated Party at least ten (10) Business Days' prior written notice of any change in the location of such Spread Account or in any related account information. If the Spread Account Trustee changes the location of any Spread Account, it shall change the location of the other Spread Accounts, so that all Spread Accounts shall at all times be located at the same depository institution. Anything herein to the contrary notwithstanding, unless otherwise consented to by the Controlling Party in writing, the Spread Account Trustee shall have no right to change the location of any Spread Account.

     (b) Upon the written request of the Controlling Party, the Seller or any Reversionary Holder and at expense of the Seller, the Spread Account Trustee shall cause, at the expense of the Seller, the depository institution at which any Spread Account is located to forward to the requesting party copies of all monthly account statements for such Spread Account.

     (c) If at any time any Spread Account ceases to be an Eligible Account, the Spread Account Trustee shall notify the Controlling Party of such fact and shall establish within ten (10) Business Days of such determination in accordance with paragraph (a) of this Section, a successor Spread Account thereto, which shall be an Eligible Account, at another depository institution acceptable to the Controlling Party and shall establish successor Spread Accounts with respect to all other Spread Accounts, each of which shall be an Eligible Account at the same depository institution.

     (d) No passbook, certificate of deposit or other similar instrument evidencing a Spread Account shall be issued, and all contracts, receipts and other papers, if any, governing or evidencing a Spread Account shall be held by the Spread Account Trustee.

     Section 3.05. Reports by the Spread Account Trustee. The Spread Account Trustee shall report to the Seller, Financial Security, the Trustee and the Servicer on a monthly basis with respect to the amount on deposit in each Spread Account and the identity of the investments included therein as of the last day of the related Collection Period, and shall provide accountings of deposits into and withdrawals from the Spread Accounts, and of the investments made therein, upon the request of the Seller, Financial Security or the Servicer.

                                   ARTICLE IV.

                           THE SPREAD ACCOUNT TRUSTEE

     Section 4.01. Appointment and Powers. Subject to the terms and conditions hereof, each of the Designated Parties hereby appoints Bankers Trust Company as the Spread Account Trustee with respect to the Series 1996-A Property and the related Property subsequently specified in a Series Supplement, and Bankers Trust Company hereby accepts such appointment and agrees to act as Spread Account Trustee with respect to the Series 1996-A Property, and upon execution of any Series Supplement, shall be deemed to accept such appointment, and agree to act as Spread Account Trustee with respect to such Property, in each case, for the Designated Parties, to maintain custody and possession of such Property, in trust, (except as otherwise provided hereunder) and to perform the other duties of the Spread Account Trustee in accordance with the provisions of this Agreement. Each Designated Party hereby authorizes the Spread Account Trustee to take such action on its behalf, and to exercise such rights, remedies, powers and privileges hereunder, as the Controlling Party may direct and as are specifically authorized to be exercised by the Spread Account Trustee by the terms hereof, together with such actions, rights, remedies, powers and privileges as are reasonably incidental thereto. The Spread Account Trustee shall act upon and in compliance with the written instructions of the Controlling Party delivered pursuant to this Agreement promptly following receipt of such written instructions; provided that the Spread Account Trustee shall not act in accordance with any instructions for which the Spread Account Trustee has not received reasonable indemnity satisfactory to it. Receipt of such instructions shall not be a condition to the exercise by the Spread Account Trustee of its express duties hereunder, except where this Agreement provides that the Spread Account Trustee is permitted to act only following and in accordance with such instructions.

     Section 4.02. Performance of Duties. The Spread Account Trustee shall have no duties or responsibilities except those expressly set forth in this Agreement and the other Transaction Documents to which the Spread Account Trustee is a party or as directed by the Controlling Party in accordance with this Agreement. The Spread Account Trustee shall not be required to take any discretionary actions hereunder except at the written direction and with the indemnification of the Controlling Party.

     Section 4.03. Limitation on Liability. The Spread Account Trustee and any of its directors, officers or employees shall have the same scope of liabilities and immunities as provided in Article XI of the Pooling and Servicing Agreement.

     Section 4.04. Reliance upon Documents. In the absence of bad faith or negligence on its part, the Spread Account Trustee shall be entitled to conclusively rely on any communication, instrument, paper or other document reasonably believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons and shall have no liability in acting, or omitting to act, where such action or omission to act is in reasonable reliance upon any statement or opinion contained in any such document or instrument.

     Section 4.05. Successor Spread Account Trustee.

     (a) Merger. Any Person into which the Spread Account Trustee may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer its trust business and assets as a whole or substantially as a whole, or any Person resulting from any such conversion, merger, consolidation, sale or transfer to which the Spread Account Trustee is a party, shall (provided it is otherwise qualified to serve as the Spread Account Trustee hereunder) be and become a successor Spread Account Trustee hereunder and be vested with all of the title to and interest in the Collateral and all of the trusts, powers, discretions, immunities, privileges and other matters as was its predecessor without the execution or filing of any instrument or any further act, deed or conveyance on the part of any of the parties hereto, anything herein to the contrary notwithstanding, except to the extent, if any, that any such action is necessary to perfect, or continue the perfection of, the security interest of the Designated Parties in the Property.

     (b) Resignation. The Spread Account Trustee and any successor Spread Account Trustee may resign and be discharged from the trusts created by this Agreement by giving written notice of any such resignation by registered or certified mail to the other Designated Party and the Seller; provided, that such resignation shall take effect only upon the effective date of the appointment of a successor Spread Account Trustee and the acceptance in writing by such successor Spread Account Trustee of such appointment and of its obligation to perform its duties hereunder in accordance with the provisions hereof, pursuant to subsection (d) below. Notwithstanding the preceding sentence, if by the contemplated date of resignation specified in the written notice of resignation delivered as described above no successor Spread Account Trustee or temporary successor Spread Account Trustee has been appointed Spread Account Trustee or becomes the Spread Account Trustee pursuant to subsection (d) hereof, the resigning Spread Account Trustee may petition a court of competent jurisdiction in New York, New York for the appointment of a successor.

     (c) Removal. The Spread Account Trustee may be removed by the Controlling Party at any time, with or without cause, by an instrument or concurrent instruments in writing delivered to the Spread Account Trustee, the other Designated Party and the Seller. A temporary successor may be removed at any time to allow a successor Spread Account Trustee to be appointed pursuant to subsection (d) below. Any removal pursuant to the provisions of this subsection
(c) shall take effect only upon the date which is the latest of (i) the effective date of the appointment of a successor Spread Account Trustee and the acceptance in writing by such successor Spread Account Trustee of such appointment and of its obligation to perform its duties hereunder in accordance with the provisions hereof, (ii) delivery of the Collateral to such successor to be held in accordance with the procedures specified in Article II hereof and
(iii) receipt by the Controlling Party of an Opinion of Counsel to the effect described in Section 5.02 hereof.

     (d) Acceptance by Successor. The Controlling Party shall have the sole right to appoint each successor Spread Account Trustee. Every temporary or permanent successor Spread Account Trustee appointed hereunder shall execute, acknowledge and deliver to its predecessor and to each Designated Party and the Seller an instrument in writing accepting such appointment hereunder and the relevant predecessor shall execute, acknowledge and deliver such other documents and instruments as will effectuate the delivery of all Property to the successor Spread Account Trustee to be held in accordance with the procedures specified in
Article II hereof, whereupon such successor, without any further act, deed or conveyance, shall become fully vested with all the estates, properties, rights, powers, duties and obligations of its predecessor. Such predecessor shall, nevertheless, on the written request of either Designated Party or the Seller, execute and deliver an instrument transferring to such successor all the estates, properties, rights and powers of such predecessor hereunder. In the event that any instrument in writing from the Seller or a Designated Party is reasonably required by a successor Spread Account Trustee to more fully and certainly vest in such successor the estates, properties, rights, powers, duties and obligations vested or intended to be vested hereunder in the Spread Account Trustee, any and all such written instruments shall, at the request of the temporary or permanent successor Spread Account Trustee, be forthwith executed, acknowledged and delivered by the Seller. The designation of any successor Spread Account Trustee and the instrument or instruments removing any Spread Account Trustee and appointing a successor hereunder, together with all other instruments provided for herein, shall be maintained with the records relating to the Property and, to the extent required by applicable law, filed or recorded by the successor Spread Account Trustee in each place where such filing or recording is necessary to effect the transfer of the Property to the successor Spread Account Trustee or to protect or continue the perfection of the security interests granted hereunder.

     (e) Any resignation or removal of a Spread Account Trustee and appointment of a successor Spread Account Trustee shall be effected with respect to this Agreement and all Series Supplements simultaneously, so that at no time is there more than one Spread Account Trustee acting hereunder and under all Series Supplements.

     Section 4.06. Indemnification. The Seller and the Emergent Companies shall indemnify the Spread Account Trustee, its directors, officers, employees and agents for, and hold the Spread Account Trustee, its directors, officers, employees and agents harmless against, any loss, liability or expense (including the costs and expenses of defending against any claim of liability) arising out of or in connection with the Spread Account Trustee's acting as Spread Account Trustee hereunder, except such loss, liability or expense as shall result from the gross negligence, bad faith or willful misconduct of the Spread Account Trustee or its officers or agents. The obligation of the Seller and the Emergent Companies under this Section shall survive the termination of this Agreement and the resignation or removal of the Spread Account Trustee. The Spread Account Trustee covenants and agrees that the obligations of the Seller hereunder and under Section 4.07 hereof shall be limited to the extent provided in Section
2.08 hereof, and further covenants not to take any action to enforce its rights to indemnification hereunder with respect to the Seller and to payment under
Section 4.07 hereof except in accordance with the provisions of Section 8.05 hereof, or otherwise to assert any Lien or take any other action in respect of the Property or the Trust Property of a Series until the applicable Final Termination Date.

     Section 4.07. Compensation and Reimbursement. The Seller and the Emergent Companies agree for the benefit of the Designated Parties and as part of the Obligations (a) to pay to the Spread Account Trustee, on each Distribution Date, the Spread Account Trustee Fee for all services rendered by it hereunder including legal fees and expenses; and (b) to reimburse the Spread Account Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Spread Account Trustee in accordance with any provision of, or carrying out its duties and obligations under, this Agreement (including the reasonable compensation and fees and the expenses and disbursements of its agents, any independent certified public accountants and independent counsel), except any expense, disbursement or advances as may be attributable to negligence, bad faith or willful misconduct on the part of the Spread Account Trustee.

     Section 4.08. Representations and Warranties of the Spread Account Trustee. The Spread Account Trustee represents and warrants to the Seller, the Emergent Companies and to each Designated Party and each Reversionary Holder as follows:

          (a) Due Organization. The Spread Account Trustee is a New York banking corporation, duly organized, validly existing and in good standing under the laws of the United States and is duly authorized and licensed under applicable law to conduct its business as presently conducted.

          (b) Corporate Power. The Spread Account Trustee has all requisite right, power and authority to execute and deliver this Agreement and to perform all of its duties as Spread Account Trustee hereunder.

          (c) Due Authorization. The execution and delivery by the Spread Account Trustee of this Agreement and the other Transaction Documents to which it is a party, and the performance by the Spread Account Trustee of its duties hereunder and thereunder, have been duly authorized by all necessary corporate proceedings and no further approvals or filings, including any governmental approvals, are required for the valid execution and delivery by the Spread Account Trustee, or the performance by the Spread Account Trustee, of this Agreement and such other Transaction Documents.

          (d) Valid and Binding Agreement. The Spread Account Trustee has duly executed and delivered this Agreement and each other Transaction Document to which it is a party, and each of this Agreement and each such other Transaction Document constitutes the legal, valid and binding obligation of the Spread Account Trustee, enforceable against the Spread Account Trustee in accordance with its terms, except as (i) such enforceability may be limited by bankruptcy, insolvency, reorganization and similar laws relating to or affecting the enforcement of creditors, rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

     Section 4.09. Waiver of Setoffs. The Spread Account Trustee hereby expressly waives any and all rights of setoff that the Spread Account Trustee may otherwise at any time have under applicable law with respect to any Spread Account and agrees that amounts in the Spread Accounts shall at all times be held and applied solely in accordance with the provisions hereof.

     Section 4.10 Control by the Controlling Party. The Spread Account Trustee shall comply with notices and instructions given by the Seller only if accompanied by the written consent of the Controlling Party, except that if any Default shall have occurred and be continuing, the Spread Account Trustee shall act upon and comply with notices and instructions given by the Controlling Party alone in the place and stead of the Seller.

                                   ARTICLE V.

                             COVENANTS OF THE SELLER

     Section 5.01. Preservation of Property. Subject to the rights, powers and authorities granted to the Spread Account Trustee and the Controlling Party in this Agreement, the Seller, on behalf of itself and as the agent of the Reversionary Holders, shall take such action as is necessary and proper with respect to the Property in order to preserve and maintain such Property and to cause (subject to the rights of the Designated Parties) the Spread Account Trustee to perform its obligations with respect to such Property as provided herein. The Seller will execute, acknowledge and deliver, or cause to be done by the Reversionary Holders, or others, executed, acknowledged and delivered, such instruments of transfer or take such other steps or actions as may be necessary, or reasonably required by the Controlling Party, to perfect the Interests created hereunder in the Property, to ensure that such Interests rank prior to all other Liens and to preserve the priority of such Interests and the validity and enforceability thereof. Upon any delivery or substitution of Property, the Seller, on behalf of itself and as the agent of the Reversionary Holders, shall be obligated to execute such documents and perform such actions (or to cause the Reversionary Holders to so execute and perform) as are necessary to vest the Property in trust in the name of the Spread Account Trustee, and to create in the Spread Account Trustee for the benefit of the Designated Parties a valid first Lien on, and valid and perfected, first priority security interest in, the Property so delivered and to deliver such Property to the Spread Account Trustee, free and clear of any other Lien, together with satisfactory assurances thereof, and to pay any reasonable costs incurred by any of the Designated Parties or the Spread Account Trustee (including its agents) or otherwise in connection with such delivery.

     Section 5.02. Opinions as to Property. Not more than 90 days nor less than 30 days prior to (i) each anniversary of the date hereof during the term of this

Agreement and (ii) each date on which the Seller proposes to take any action contemplated by Section 5.06 hereof, the Seller shall, at its own cost and expense, furnish to each Designated Party and the Spread Account Trustee an Opinion of Counsel with respect to each Series either (a) stating that, in the opinion of such counsel, such action has been taken with respect to the execution and filing of any financing statements and continuation statements and other actions as are necessary to perfect, maintain and protect the lien and security interest of the Spread Account Trustee (and the priority thereof), on behalf of the Designated Parties, with respect to such Property against all creditors of and purchasers from the Seller, the Emergent Companies and the Reversionary Holders and reciting the details of such action, or (b) stating that, in the opinion of such counsel, no such action is necessary to maintain such perfected lien and security interest. Such Opinion of Counsel shall further describe each execution and filing of any financing statements and continuation statements and such other actions as will, in the opinion of such counsel, be required to perfect, maintain and protect the lien and security interest of the Spread Account Trustee, on behalf of the Designated Parties, with respect to such Property against all creditors of and purchasers from the Seller, the Emergent Companies or the Reversionary Holders for a period, specified in such Opinion, continuing until a date not earlier than eighteen months from the date of such Opinion.

     Section 5.03. Notices. In the event that the Emergent Companies or the Seller acquires knowledge of the occurrence and continuance of any Insurance Agreement Event of Default or Servicer Termination Event or of any event of default or like event, howsoever described or called, under any of the Transaction Documents, the Emergent Companies or the Seller, as the case may be, shall immediately give notice thereof to the Spread Account Trustee and each Designated Party.

     Section 5.04. Waiver of Stay or Extension Laws; Marshalling of Assets. The Seller, on behalf of itself and as agent for the Reversionary Holders, covenants, to the fullest extent permitted by applicable law, that neither it, nor any Reversionary Holder will at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any appraisement, valuation, stay, extension or redemption law wherever enacted, now or at any time hereafter in force, in order to prevent or hinder the enforcement of this Agreement or any absolute sale of the Property or any part thereof, or the possession thereof by any purchaser at any sale under Article VII of this Agreement; and the Seller, on behalf of itself and as agent for the Reversionary Holders, to the fullest extent permitted by applicable law, for itself, each Reversionary Holder, and all who may claim under it or them, hereby waives the benefit of all such laws, and covenants that neither it nor any Reversionary Holder will hinder, delay or impede the execution of any power herein granted to the Spread Account Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted. The Seller, for itself, each Reversionary Holder, and all who may claim under it or them, waives, to the fullest extent permitted by applicable law, all right to have the Property marshalled upon any foreclosure or other disposition thereof.

     Section 5.05. Noninterference, etc. The Seller, on behalf of itself and as agent for the Reversionary Holders, agrees that neither it nor any Reversionary

Holder shall (i) waive or alter any of its or their rights under the Property (or any agreement or instrument relating thereto) without the prior written consent of the Controlling Party; or (ii) fail to pay any tax, assessment, charge or fee levied or assessed against the Property, or to defend any action, if such failure to pay or defend may adversely affect the priority or enforceability of the Seller's or such Reversionary Holder's right, title or interest in and to the Property or the Spread Account Trustee's lien on, and Interest in, the Property for the benefit of the Designated Parties; or (iii) take any action, or fail to take any action, if such action or failure to take action will interfere with the enforcement of any rights under the Transaction Documents.

     Section 5.06. Seller Changes.

     (a) Change in Name, Structure, etc. The Seller shall not change its name, identity or corporate structure unless it shall have given each Designated Party and the Spread Account Trustee at least 60 days prior written notice thereof, shall have effected any necessary or appropriate assignments or amendments thereto and filings of financing statements or amendments thereto, and shall have delivered to the Spread Account Trustee and each Designated Party an Opinion of Counsel of the type described in Section 5.02 hereof.

     (b) Relocation of the Seller. Neither the Emergent Companies nor the Seller shall change their respective principal executive office unless it gives each Designated Party and the Spread Account Trustee at least 90 days prior written notice of any relocation of its principal executive office. If the Seller relocates its principal executive office or principal place of business from South Carolina, the Seller shall give prior notice thereof to the Controlling Party and the Spread Account Trustee and shall effect whatever appropriate recordations and filings are necessary and shall provide an Opinion of Counsel to the Controlling Party and the Spread Account Trustee, to the effect that, upon the recording of any necessary assignments or amendments to previously-recorded assignments and filing of any necessary amendments to the previously filed financing or continuation statements or upon the filing of one or more specified new financing statements, and the taking of such other actions as may be specified in such opinion, the security interests in the Property shall remain, after such relocation, valid and perfected.

                                   ARTICLE VI.

                   CONTROLLING PARTY; INTERCREDITOR PROVISIONS

     Section 6.01. Appointment of Controlling Party. From and after the Closing Date of a Series until the Insurer Termination Date related to such Series, Financial Security shall be the Controlling Party with respect to such Series and shall be entitled to exercise all the rights given the Controlling Party hereunder with respect to such Series. From and after the Insurer Termination Date related to such Series until the Trustee Termination Date related to such Series, the Trustee shall be the Controlling Party with respect to such Series.

Notwithstanding the foregoing, in the event that a Financial Security Default shall have occurred and be continuing, the Trustee shall be the Controlling Party with respect to such Series until the applicable Trustee Termination Date. If prior to an Insurer Termination Date the Trustee shall have become the Controlling Party with respect to a Series as a result of the occurrence of a Financial Security Default and either such Financial Security Default is cured or for any other reason ceases to exist or the Trustee Termination Date with respect to a Series occurs, then upon such cure or other cessation or on such Trustee Termination Date, as the case may be, Financial Security shall, upon notice thereof being duly given to the Spread Account Trustee, again be the Controlling Party with respect to such Series.

     Section 6.02. Controlling Party's Authority.

     (a) Each of the Emergent Companies and the Seller, on behalf of itself and as agent for the Reversionary Holders, hereby irrevocably appoints the Controlling Party, and any successor to the Controlling Party appointed pursuant to Section 6.01 hereof, its true and lawful attorney, with full power of substitution, in the name of the Emergent Companies, the Seller, on behalf of itself and as agent for the Reversionary Holders, the Designated Parties or otherwise, but (subject to Section 2.08 hereof) at the expense of the Seller, to the extent permitted by law to exercise, at any time and from time to time while any Insurance Agreement Event of Default has occurred and is continuing, any or all of the following powers with respect to all or any of the Property related to the relevant Series: (i) to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due upon or by virtue thereof, (ii) to settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto, (iii) to sell, transfer, assign or otherwise deal with the same or the proceeds thereof as fully and effectively as if the Controlling Party were the absolute owner thereof, and (iv) to extend the time of payment of any or all thereof and to make any allowance or other adjustments with respect thereto.

     (b) With respect to each Series of Certificates and the related Property, each Designated Party hereby irrevocably and unconditionally constitutes and appoints the Controlling Party with respect to such Series, and any successor to such Controlling Party appointed pursuant to Section 6.01 hereof from time to time, as the true and lawful attorney-in-fact of such Designated Party for so long as such Designated Party is the Non-Controlling Party, with full power of substitution, to execute, acknowledge and deliver any notice, document, certificate, paper, pleading or instrument and to do in the name of the Controlling Party as well as in the name, place and stead of such Designated Party such acts, things and deeds for and on behalf of and in the name of such Designated Party under this Agreement with respect to such Series which such Designated Party could or might do or which may be necessary, desirable or convenient in such Controlling Party's sole discretion to effect the purposes contemplated hereunder and, without limitation, exercise full right, power and authority to take, or defer from taking, any and all acts with respect to the administration of the Property related to such Series, and the enforcement of the rights of the Designated Parties hereunder with respect to such Series, on behalf of and for the benefit of such Controlling Party and such Non-Controlling Party, as their interests may appear.

     Section 6.03. Rights of Designated Parties. With respect to each Series of Certificates and the related Property, the Non-Controlling Party at any time expressly agrees that it shall not assert any rights that it may otherwise have, as a Designated Party with respect to the Property, to direct the maintenance, sale or other disposition of the Property or any portion thereof, notwithstanding the occurrence and continuance of any Default with respect to such Series or any non-performance by the Emergent Companies, the Seller or the Reversionary Holder of any obligation owed to such Designated Party hereunder or under any other Transaction Document, and each party hereto agrees that the Controlling Party shall be the only Person entitled to assert and exercise such rights.

     Section 6.04. Degree of Care.

     (a) Controlling Party. Notwithstanding any term or provision of this Agreement, the Controlling Party shall incur no liability to the Emergent Companies, the Seller or the Reversionary Holder for any action taken or omitted by the Controlling Party in connection with the Property, except for any gross negligence, bad faith or willful misconduct on the part of the Controlling Party and, further, shall incur no liability to the Non-Controlling Party except for a breach of the terms of this Agreement or for gross negligence, bad faith or willful misconduct in carrying out its duties, if any, to the Non-Controlling Party. The Controlling Party shall be protected and shall incur no liability to any such party in relying upon the accuracy, acting in reliance upon the contents and assuming the genuineness of any notice, demand, certificate, signature, instrument or other document believed by the Controlling Party to be genuine and to have been duly executed by the appropriate signatory, and (absent manifest error or actual knowledge to the contrary) the Controlling Party shall not be required to make any independent investigation with respect thereto. The Controlling Party shall, at all times, be free independently to establish to its reasonable satisfaction the existence or nonexistence, as the case may be, of any fact the existence or nonexistence of which shall be a condition to the exercise or enforcement of any right or remedy under this Agreement or any of the Transaction Documents.

     (b) The Non-Controlling Party. The Non-Controlling Party shall not be liable to the Seller, the Emergent Companies or any Reversionary Holder for any action or failure to act by the Controlling Party or the Spread Account Trustee in exercising, or failing to exercise, any rights or remedies hereunder.

                                  ARTICLE VII.

                              REMEDIES UPON DEFAULT

     Section 7.01. Remedies upon a Default. If a Default with respect to a Series has occurred and is continuing, the Spread Account Trustee shall, at the direction of the Controlling Party, take whatever action at law or in equity as may appear necessary or desirable in the judgment of the Controlling Party to collect and satisfy all Obligations, including, but not limited to, the liquidation of the Property and all other rights available to secured parties under applicable law or to enforce performance and observance of any obligation, agreement or covenant under any of the Transaction Documents related to such Series. The Spread Account Trustee may recover expenses incurred in respect of this Section 7.01 from the Emergent Companies.

     Section 7.02. Waiver of Default. The Controlling Party shall have the sole right, to be exercised in its complete discretion, to waive any Default by a writing setting forth the terms, conditions and extent of such waiver signed by the Controlling Party and delivered to the Spread Account Trustee, the other Designated Party and the Seller; provided, however, that during any period when the Trustee shall be the Controlling Party, no Default may be waived without the consent of the majority of a Certificate Majority. Any such waiver shall be binding upon the Non-Controlling Party and the Spread Account Trustee. Unless such writing expressly provides to the contrary, any waiver so granted shall extend only to the specific event or occurrence which gave rise to the Default so waived and not to any other similar event or occurrence which occurs subsequent to the date of such waiver.

     Section 7.03. Restoration of Rights and Remedies. If the Spread Account Trustee has instituted any proceeding to enforce any right or remedy under this Agreement, and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to such Spread Account Trustee, then and in every such case the Seller, the Spread Account Trustee, each of the Designated Parties and each Reversionary Holder shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Designated Parties shall continue as though no such proceeding had been instituted.

     Section 7.04. No Remedy Exclusive. No right or remedy herein conferred upon or reserved to the Spread Account Trustee, the Controlling Party or either of the Designated Parties is intended to be exclusive of any other right or remedy, and every right or remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law, in equity or otherwise (but, in each case, shall be subject to the provisions of this Agreement limiting such remedies), and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Controlling Party, and the exercise of or the beginning of the exercise of any right or power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy.

                                  ARTICLE VIII.

                                  MISCELLANEOUS

     Section 8.01. Further Assurances. Each party hereto shall take such action and deliver such instruments to any other party hereto, in addition to the actions and instruments specifically provided for herein, as may be reasonably requested or required to effectuate the purpose or provisions of this Agreement or to confirm or perfect any transaction described or contemplated herein.

     Section 8.02. Waiver. Any waiver by any party of any provision of this Agreement or any right, remedy or option hereunder shall only prevent and estop such party from thereafter enforcing such provision, right, remedy or option if such waiver is given in writing and only as to the specific instance and for the specific purpose for which such waiver was given. The failure or refusal of any party hereto to insist in any one or more instances, or in a course of dealing, upon the strict performance of any of the terms or provisions of this Agreement by any party hereto or the partial exercise of any right, remedy or option hereunder shall not be construed as a waiver or relinquishment of any such term or provision, but the same shall continue in full force and effect.

     Section 8.03. Amendments; Waivers. No amendment, modification, waiver or supplement to this Agreement or any provision of this Agreement shall in any event be effective unless the same shall have been made or consented to in writing by each of the parties hereto and each Rating Agency shall have confirmed in writing that such amendment will not cause a reduction or withdrawal of a rating on any Series; provided, however, that, for so long as Financial Security shall be the Controlling Party with respect to a Series, amendments, modifications, waivers or supplements hereto relating to such Series, the related Property or Spread Account or any requirement hereunder to deposit or retain any amounts in such Spread Account or to distribute any amounts therein as provided in Section 3.03 hereof shall be effective if made or consented to in writing by Financial Security, the Seller, the Emergent
Companies and the Spread Account Trustee (the consent of which shall not be withheld or delayed with respect to any amendment that does not adversely affect the Spread Account Trustee) but shall in no circumstances require the consent of the Trustee, the Certificateholders related to such Series or any other Series or any Reversionary Holder.

     Section 8.04. Severability. In the event that any provision of this Agreement or the application thereof to any party hereto or to any circumstance or in any jurisdiction governing this Agreement shall, to any extent, be invalid or unenforceable under any applicable statute, regulation or rule of law, then such provision shall be deemed inoperative to. the extent that it is invalid or unenforceable and the remainder of this Agreement, and the application of any such invalid or unenforceable provision to the parties, jurisdictions or circumstances other than to whom or to which it is held invalid or unenforceable, shall not be affected thereby nor shall the same affect the validity or enforceability of any other provision of this Agreement. The parties hereto further agree that the holding by any court of competent jurisdiction that any remedy pursued by the Spread Account Trustee, or any of the Designated Parties, hereunder is unavailable or unenforceable shall not affect in any way the ability of the Spread Account Trustee or any of the Designated Parties to pursue any other remedy available to it or them (subject, however, to the provisions of this Agreement limiting such remedies).

     Section 8.05. Nonpetition Covenant. Notwithstanding any prior termination of this Agreement, each of the parties hereto agrees that it shall not, prior to one year and one day after the Final Scheduled Distribution Date with respect to each Series, acquiesce, petition or otherwise invoke or cause the Seller, the Emergent Companies or the Trust to invoke the process of the United States of America, any State or other political subdivision thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government for the purpose of commencing or sustaining a case by or against the Seller or the Trust under a Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Seller or the Trust or all or any part of its property or assets or ordering the winding up or liquidation of the affairs of the Seller or the Trust. The parties agree that damages will be an inadequate remedy for breach of this covenant and that this covenant may be specifically enforced.

     Section 8.06. Notices. All notices, demands, certificates, requests and communications hereunder ("notices") shall be in writing and shall be effective
(a) upon receipt when sent through the U.S. mails, registered or certified mail, return receipt requested, postage prepaid, with such receipt to be effective the date of delivery indicated on the return receipt, or (b) one Business Day after delivery to an overnight courier, or (c) on the date personally delivered to an Authorized Officer of the party to which sent, or (d) on the date transmitted by legible telecopier transmission with a confirmation of receipt, in all cases addressed to the recipient as follows:

     (i)    If to the Seller:

            Emergent Auto Holdings Corp.
            44 East Camperdown Way
            Greenville,   South  Carolina  29601
            Attention:  Cary  H.  Hall,  Jr.

            Telecopier No.: (864) 242-8324

     (ii)   If to the Emergent Companies:

            Emergent Group, Inc.
            15 South Main Street
            Greenville, South Carolina 29601
            Attention:  Kevin J. Mast

            Telecopier No.:  (864) 242-8324

     (iii)  If to Financial Security:

            Financial Security Assurance Inc.
            350 Park Avenue - 13th Floor
            New York, New York 10022
            Attention: Surveillance Department

            Telecopier No.:  (212) 755-5165
                             (212) 688-3101

            (in each case in which notice or other communication to Financial Security refers to a Default or a claim on the Policy or in which failure on the part of Financial Security to respond shall be deemed to constitute consent or acceptance, then with a copy to the attention of the Senior Vice President Surveillance)

    (iv)    If to the Trustee:

            Bankers Trust Company
            4 Albany Street, 10th Floor
            New York, New York 10006
            Attention: Corporate Trust and Agency Group - Structured Finance

            Telecopier No.:  (212) 250-6439

    (v)     If to the Spread Account Trustee:

            Bankers Trust Company
            4 Albany Street, 10th Floor
            New York, New York 10006
            Attention: Corporate Trust and Agency Group - Structured Finance

            Telecopier No.:  (612) 667-9825

    (vi)    If to Moody's:

            Moody's Investors Service, Inc.
            99 Church Street
            New York, New York 10007

            Telecopier No.:  (212) 553-0344

    (vii)    If to Standard & Poor's:

             Standard & Poor's Corporation
             26 Broadway
             New York, New York 10004

             Telecopier No.: (212) 208-1582

A copy of each notice given hereunder to any party hereto shall also be given to (without duplication) Financial Security, the Seller, the Trustee and the Spread Account Trustee. Each party hereto may, by notice given in accordance herewith to each of the other parties hereto, designate any further or different address to which subsequent notices shall be sent.

     Section 8.07. Term of this Agreement. This Agreement shall take effect on the Closing Date of the Series 1996-A Certificates and shall continue in effect until the last Final Termination Date to occur with respect to each Series. On such Final Termination Date, this Agreement shall terminate, all obligations of the parties hereunder shall cease and terminate and the Property, if any, held hereunder and not to be used or applied in discharge of any Obligations or otherwise under this Agreement, shall be released to and in favor of the related Reversionary Holders, or, if not otherwise identified, to the Seller, provided that the provisions of Sections 4.06, 4.07 and 8.05 hereof shall survive any termination of this Agreement and the release of any Property upon such termination.

     Section 8.08. Assignments; Third-Party Rights; Reinsurance.

     (a) This Agreement shall be a continuing obligation of the parties hereto and shall (i) be binding upon the parties and their respective successors and assigns, and (ii) inure to the benefit of and be enforceable by each Designated Party and the Spread Account Trustee, and by their respective successors, transferees and assigns. Neither the Seller nor the Emergent Companies may assign this Agreement, or delegate any of its duties hereunder, without the prior written consent of the Controlling Party.

     (b) Financial Security shall have the right (unless a Financial Security Default shall have occurred and be continuing) to give participations in its rights under this Agreement and to enter into contracts of reinsurance with respect to any Policy issued in connection with a Series of Certificates and each such participant or reinsurer shall be entitled to the benefit of any representation, warranty, covenant and obligation of each party (other than Financial Security) hereunder as if such participant or reinsurer was a party hereto and, subject only to such agreement regarding such reinsurance or participation, shall have the right to enforce the obligations of each such other party directly hereunder; provided, however, that no such reinsurance or participation agreement or arrangement shall relieve Financial Security of its obligations hereunder, under the Transaction Documents to which it is a party or under any such Policy. In addition, nothing contained herein shall restrict Financial Security from assigning to any Person pursuant to any liquidity facility or credit facility any rights of Financial Security under this Agreement or with respect to any real or personal property or other interests pledged to Financial Security, or in which Federal Security has a security interest, in connection with the transactions contemplated hereby. The terms of any such assignment or participation shall contain an express acknowledgment by such Person of the condition of this Section and the limitations of the rights of Financial Security hereunder.

     Section 8.09. Consent of Controlling Party. In the event that the Controlling Party's consent is required under the terms hereof or under the terms of any Transaction Document, it is understood and agreed that, except as otherwise provided expressly herein, the determination whether to grant or withhold such consent shall be made solely by the Controlling Party in its sole discretion.

     Section 8.10. Trial by Jury Waived. Each of the parties hereto waives, to the fullest extent permitted by law, any right it may have to a trial by jury in respect of any litigation arising directly or indirectly out of, under or in connection with this Agreement, any of the other Transaction Documents or any of the transactions contemplated hereunder or thereunder. Each of the parties hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it has been induced to enter into this Agreement and the other Transaction Documents to which it is a party, by among other things, this waiver.

     Section 8.11. Governing Law. This Agreement shall be governed by and construed, and the obligations, rights and remedies of the parties hereunder shall be determined, in accordance with the laws of the State of New York.

     Section 8.12. Consents to Jurisdiction. Each of the parties hereto irrevocably submits to the jurisdiction of the United States District Court for the Southern District of New York, any court in the State of New York located in the city and county of New York, and any appellate court from any thereof, in any action, suit or proceeding brought against it and related to or in connection with this Agreement, the other Transaction Documents or the transactions contemplated hereunder or thereunder or for recognition or enforcement of any judgment and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such suit or action or proceeding may be heard or determined in such New York State court or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. To the extent permitted by applicable law, each of the parties hereby waives and agrees not to assert by way of motion, as a defense or otherwise in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such courts, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or any of the other Transaction Documents or the subject matter hereof or thereof may not be litigated in or by such courts. Each of the Emergent Companies and the Seller hereby irrevocably appoints and designates Bankers Trust Company, as its true and lawful attorney and duly authorized agent for acceptance of service of legal process. Each of the Emergent Companies and the Seller agrees that service of such process upon such Person shall constitute personal service of such process upon it. Subject to Section 8.05 hereof, nothing contained in this Agreement shall limit or affect the rights of any party hereto to serve process in any other manner permitted by law or to start legal proceedings relating to any of the Transaction Documents against the Seller, the Emergent Companies or their respective property in the courts of any jurisdiction.

     Section 8.13. Limitation of Liability. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Bankers Trust Company, not individually or personally but solely as Spread Account Trustee in the exercise of the powers and authority conferred and vested in it, and (b) nothing herein contained shall be construed as creating any liability on Bankers Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties who are signatories to this Agreement and by any person claiming by, through or under such parties.

     Section 8.14. Determination of Adverse Effect. Any determination of an adverse effect on the interest of the Secured Parties or the Certificateholders shall be made without consideration of the availability of funds under the Policies.

     Section 8.15. Counterparts. This Agreement may be executed in two or more counterparts by the parties hereto, and each such counterpart shall be considered an original and all such counterparts shall constitute one and the same instrument.

     Section 8.16. Headings. The headings of sections and paragraphs and the Table of Contents contained in this Agreement are provided for convenience only. They form no part of this Agreement and shall not affect its construction or interpretation.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth on the first page hereof.


                                          EMERGENT AUTO HOLDINGS CORP.


                                          By /s/ Kevin Mast
                                             -----------------------------
                                          Name:   Kevin Mast
                                          Title:  Vice President/Treasurer


                                          EMERGENT GROUP, INC.


                                          By /s/ Kevin Mast
                                             -----------------------------
                                          Name:   Kevin Mast
                                          Title:  Treasurer


                                          THE LOAN PRO$, INC.


                                          By /s/ Kevin Mast
                                             -----------------------------
                                          Name:   Kevin Mast
                                          Title:  CFO/Treasurer


                                          PREMIER FINANCIAL SERVICES, INC.


                                          By /s/ Kevin Mast
                                             -----------------------------
                                          Name:   Kevin Mast
                                          Title:  CFO/Treasurer


                                          FINANCIAL SECURITY ASSURANCE INC.


                                          By /s/ Bryan Townsend
                                             ------------------------------
                                          Name:   Bryan Townsend
                                          Title:  Authorized Officer

                                          BANKERS TRUST COMPANY, as Trustee


                                          By /s/ Linda Rakolta
                                             ------------------------------
                                          Name:   Linda Rakolta
                                          Title:  Vice President


                                          BANKERS TRUST COMPANY, as Spread
                                          Account Trustee


                                          By /s/ Linda Rakolta
                                             ------------------------------
                                          Name:   Linda Rakolta
                                          Title:  Vice President